Exhibit 99.1

Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of the Sonic Corp. Savings and Profit Sharing Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Plan.

Date: June 30, 2003
/s/ Nancy L. Robertson Nancy L. Robertson, Chair of the Sonic Corp. Savings and Profit Sharing Plan Advisory Committee
/s/ Terry D. Harryman Terry D. Harryman, Principle Accounting Officer